Exhibit 10.1(j)

SPY INC.

2004 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED SEPTEMBER 13, 2011)

STOCK UNIT AGREEMENT

The Company hereby awards Stock Units to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet, in the attached Stock Unit Agreement and in the SPY Inc. 2004 Stock Incentive Plan as it may be amended from time to time. This cover sheet is incorporated into and a part of the attached Stock Unit Agreement (together, the “Agreement”).

Date of Award:                      20     [YEAR]

Name of Participant and Address:

Number of Stock Units Awarded:

Fair Market Value of a Share on Date of Award: $

Vesting Calculation Date: [YEAR]

Vesting Schedule:

Subject to all terms of the Agreement, the Stock Units under this Award shall incrementally vest as to [PROPORTION] of the total number of Stock Units covered by this Award, as shown above, on each of the first [NUMBER] anniversaries of the Vesting Calculation Date, subject in all cases to your continued Service. The resulting aggregate number of vested Stock Units will in each case be rounded down to the nearest whole number. The Stock Units may also vest on accelerated basis as described in the Vesting section below in the Agreement.

Upon termination of your Service for any reason, no further vesting shall occur and any then unvested Stock Units shall be forfeited without consideration and you shall cease to have any right or entitlement to receive any Shares under such canceled Stock Units.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan and the Plan’s prospectus. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Participant:	_______________________________________________________________________________

(Signature)

Company:	_______________________________________________________________________________

(Signature)

Name:	_______________________________________________________________________________

Title:	_______________________________________________________________________________

ATTACHMENT

SPY INC.

2004 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement or the attached cover sheet, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations concerning this Award are superseded. Should any provision of this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Award of Stock Units	The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan.

Vesting	The Stock Units subject to this Award shall become vested pursuant to the Vesting Schedule described in the cover sheet of this Agreement and under Section 10(c) of the Plan. Only vested Stock Units shall be eligible for settlement.

Settlement

To the extent a Stock Unit and Dividend Equivalents (defined in the section below) becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit and each vested Dividend Equivalent will entitle you to receive one Share which will be distributed to you on the earliest to occur of: (i) within thirty (30) days after vesting of the Stock Units; (ii) within ten (10) days after the date of termination of your Service; or (iii) the consummation of a Change in Control.

Issuance of Shares shall be in complete satisfaction of such vested Stock Units and Dividend Equivalents. Such settled Stock Units and Dividend Equivalents shall be immediately canceled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units and Dividend Equivalents.

Dividend Equivalents	If the Company declares and pays a dividend on the Shares, you shall be credited with dividend equivalents equal to the dividends you would have received if you had been the owner of a number of Shares (as opposed to Stock Units) on such dividend payment date (the “Dividend Equivalents”). Any Dividend Equivalents deriving from a cash dividend shall be converted into additional Stock Units based on the Fair Market Value of Common Stock on the dividend payment date, rounded down to the nearest full Share. Any Dividend Equivalents deriving from a dividend of Shares shall be converted into additional Stock Units on a one-for-one basis. You shall continue to be credited with Dividend Equivalents until the settlement date (as described in the preceding Settlement section). The Dividend Equivalents so credited shall be subject to the same terms and conditions as this Award, and they shall vest (or, if applicable, be forfeited) and be settled, without interest thereon, in the same manner and at the same time as this Award, as if they had been granted at the same time as such Award. Any Dividend Equivalents so credited which do not vest shall be forfeited and retained, without consideration, by the Company. Your rights to Dividend Equivalents shall cease upon forfeiture or settlement of the Stock Units.

No Assignment	Stock Units shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights	A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote. Subject to the terms and conditions of this Agreement, the Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate or heirs, have no rights as a stockholder of the Company until Shares have been issued to you.

Restrictions on Issuance	The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Stock Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate Fair Market Value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

Restrictions on Resale or Transfer	By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of settlement of vested Stock Units that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

In order to ensure compliance with any restrictions on transfer set forth in this Agreement or in the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

No Retention Rights	Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued under this Award may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Venue	The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this paragraph shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Notice	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party. The Participant agrees to promptly notify the Company upon any change in his/her residence address.

Applicable Law	This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Award or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award will have less value (or even no value) than it may have on the Date of Award.

No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or this Award.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

Construction	The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Other Information	You agree to receive stockholder information, including without limitation copies of any annual report, proxy statement and/or any current/periodic report, from the Company’s website at http://www.orangetwentyone.com, if the Company wishes to provide such information through its website.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above, and in the Plan and Plan prospectus.